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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nexsan Corporation:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the adoption of Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment, effective July 1, 2006; and Financial Accounting Standards Board Interpretation No. 48, Accounting for Income Tax Uncertainties, effective July 1, 2007.

/s/  KPMG LLP

Los Angeles, California
May 13, 2009

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm